Exhibit 10.10

EXECUTION COPY

PARENT GUARANTY

This GUARANTY (this “Guaranty”), dated as of November 22, 2005, by and between Navtech, Inc., a Delaware corporation (the “Guarantor”), and ABRY Mezzanine Partners, L.P., a Delaware limited partnership, individually and as agent (in such capacity, “Agent”) for itself and the other Obligees (as that term is defined herein).

W I T N E S S E T H:

WHEREAS, Navtech Systems Support Inc., a company incorporated under the laws of Ontario (the “Company”), Agent and the other Purchasers which are signatories thereto are parties to that certain Note Purchase Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”);

WHEREAS, the Guarantor will realize significant economic benefits in connection with the consummation of the transactions contemplated by the Purchase Agreement and the other Transaction Agreements; and

WHEREAS, it is a condition precedent to the consummation of the transactions contemplated by the Purchase Agreement that the Guarantor executes this Guaranty.

NOW, THEREFORE, in consideration of the premises and the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             DEFINITIONS.

Capitalized terms used herein shall have the meanings assigned to them in the Purchase Agreement, unless otherwise defined herein.

References to this “Guaranty” shall mean this Guaranty, including all amendments, modifications and supplements and any annexes, exhibits and schedules to any of the foregoing, and shall refer to this Guaranty as the same may be in effect at the time such reference becomes operative.

“Obligee” means the Agent and any holder of a Note and their respective successors, transferees, endorsees and assigns.

“Subsidiary Guarantor” means each Subsidiary that is or becomes party to the Subsidiary Guaranty after the date hereof.

2.                                      THE GUARANTY.

2.1           Guaranty of Guaranteed Obligations.  The Guarantor hereby unconditionally guarantees to the Obligees, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the Company’s and each Subsidiary Guarantor’s obligations as and when due and owing to the Obligees under and in accordance with the Transaction

Agreements (hereinafter, the “Guaranteed Obligations”).  The Guarantor agrees that this Guaranty is a guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by, to the fullest extent permitted by Law:

(a)           the genuineness, validity, regularity, enforceability or any future amendment of, or change in this Guaranty (other than amendments or changes made to this Guaranty in accordance with the terms hereof), any other Transaction Agreement or any other agreement, document or instrument to which the Guarantor, Company or any Subsidiary Guarantor is or may become a party in connection with the Transaction Agreements or the transactions contemplated thereby, or any amendment or change in any of the foregoing made in accordance with the terms thereof;

(b)           the absence of any action to enforce this Guaranty or any other Transaction Agreement or the waiver or consent by Agent and/or any other Obligees with respect to any of the provisions hereof (except to the extent of such waiver or consent) or thereof;

(c)           the existence, value or condition of, or failure to perfect its Lien against any collateral for the Guaranteed Obligations or any action, or the absence of any action, by Agent in respect thereof (including, without limitation, the release of any such security);

(d)           the insolvency of any member of the Company Group; or

(e)           any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;

it being agreed by the Guarantor that its obligations under this Guaranty shall not be discharged until the date upon which each of the Company and each Subsidiary Guarantor has performed in full all of its obligations arising pursuant to the Transaction Agreements in accordance with the terms thereof (the “Termination Date”).  The Guarantor shall be regarded, and shall be in the same position, as a primary obligor and not as a surety.  The Guarantor agrees that any notice or directive given at any time to Agent that is inconsistent with the waiver in Section 2.1(b) shall be null and void and may be ignored by Agent and Obligees, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless Agent and Obligees have specifically agreed otherwise in writing.  It is agreed among the Guarantor, Agent and Obligees that the foregoing waivers are of the essence of the transactions contemplated by the Transaction Agreements and that, but for this Guaranty and such waivers, Obligees would decline to enter into the Transaction Agreements.

2.2           Demand by Agent or Obligees.  In addition to the terms of the Guaranty set forth in Section 2.1 hereof, and in no manner imposing any limitation on such terms, it is expressly understood and agreed that, if for any reason the Company shall fail or be unable duly and punctually to pay any of the Guaranteed Obligations at any time, the Guarantor hereby agrees to pay the full amount of such Guaranteed Obligations immediately upon demand.  Payment by the Guarantor shall be made to Agent for the ratable benefit of the Obligees in immediately available Federal funds to an account designated by Agent or at the address set forth in Section 6.4 for the giving of notice to Agent or at any other address that may be specified in writing from time to time by Agent, and shall be forthwith credited and applied to the Guaranteed Obligations.

2.3           Enforcement of Guaranty.  In no event shall Agent have any obligation (although it is entitled, at its option) to proceed against the Company or any other member of the Company Group before seeking satisfaction from any or all Subsidiary Guarantors, and Agent may proceed, prior or subsequent to, or simultaneously with, the enforcement of Agent’s rights hereunder, to exercise any right or remedy which it may have available to it pursuant to the terms of the Transaction Agreements.

2.4           Waiver.  In addition to the waivers contained in Section 2.1 hereof, to the fullest extent permitted by Law, the Guarantor waives and agrees that it shall not at any time insist upon, plead or in any manner whatever claim any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Guarantor of the Guaranteed Obligations under, or the enforcement by Agent or Obligees of, this Guaranty.  To the fullest extent permitted by Law, the Guarantor hereby waives diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in the Company’s financial condition or any other fact which might increase the risk to the Guarantor) with respect to any of the Guaranteed Obligations or all other demands whatsoever and waive the benefit of all provisions of Law which are or might be in conflict with the terms of this Guaranty.  The Guarantor agrees that, as of the date of this Guaranty and to its knowledge, its obligations under this Guaranty are not subject to any offsets or defenses against Agent or Obligees or any member of the Company Group of any kind.  To the fullest extent permitted by Law, and subject to the terms of any Subordination Agreement, the Guarantor further agrees that it shall not seek to enforce any counterclaims, offsets or defenses against Agent or any Obligee or against any member of the Company Group of any kind which may arise in the future.

2.5           Benefit of Guaranty.  The provisions of this Guaranty are for the benefit of Obligees, and nothing herein contained shall impair, as between any member of the Company Group and Obligees, the obligations of any member of the Company Group under the Transaction Agreements.

2.6           Modification of Guaranteed Obligations, Etc.  The Guarantor hereby acknowledges and agrees that Agent and the other Obligees may at any time or from time to time, with or without the consent of or notice to the Guarantor or any Subsidiary Guarantor:

(a)           change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations;

(b)           take any action under or in respect of the Transaction Agreements in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

(c)           amend or modify, in any manner whatsoever, the other Transaction Agreements;

(d)           extend or waive the time for any member of the Company Group’s performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Transaction Agreements, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

(e)           take and hold collateral for the payment of the Guaranteed Obligations guaranteed hereby or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which Agent or other Obligees have been granted a Lien, to secure any Obligations;

(f)            release anyone who may be liable in any manner for the payment of any amounts owed by the Guarantor or any other member of the Company Group to Agent or any other Obligee;

(g)           modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of the Guarantor or any other member of the Company Group are subordinated to the claims of Agent and Obligees, or enter into an intercreditor or subordination agreement with any other creditor of the Guarantor or any other member of the Company Group, except for such intercreditor or subordination agreements to which the Guarantor is a party if the Guarantor’s consent is required pursuant to the terms thereof; and/or

(h)           apply any sums by whomever paid or however realized to any amounts owing by the Guarantor or any other member of the Company Group to Agent or any other Obligee in such manner as Agent or any Obligee shall determine in its discretion;

and Agent and other Obligees shall not incur any liability to the Guarantor as a result thereof, and no such action shall impair or release the Guaranteed Obligations of the Guarantor under this Guaranty.

2.7           Reinstatement.  This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against the Guarantor or any other member of the Company Group for liquidation or reorganization, should the Guarantor or any other member of the Company Group become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the assets of the Guarantor or any other member of the Company Group, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by Agent or any Obligee, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

2.8           Waiver of Subrogation, Etc.  Notwithstanding anything to the contrary in this Guaranty or in any other Transaction Agreement, the Guarantor hereby:

(a)           expressly and irrevocably waives, on behalf of itself and its successors and assigns (including any surety) until the Termination Date, any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set-off or to any other rights that could accrue to a surety against a principal, to a guarantor against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of any claim against any Person, and which the Guarantor may have or hereafter acquire against any member of the Company Group in connection with or as a result of the Guarantor’s execution, delivery and/or performance of this Guaranty, or any other documents to which the Guarantor is a party or otherwise; and

(b)           acknowledges and agrees (i) that this waiver is intended to benefit Agent and the other Obligees and shall not limit or otherwise effect the Guarantor’s liability hereunder or the enforceability of this Guaranty, and (ii) that Obligees are intended third party beneficiaries of the waivers and agreements set forth in this Section 2.8.

2.9           Election of Remedies.   If Agent may, under applicable Law, proceed to realize benefits under any of the Transaction Agreements giving Agent and Obligees a Lien upon any collateral owned by any member of the Company Group, either by judicial foreclosure or by non-judicial sale or enforcement, Agent may, at its sole option, determine which of such remedies or rights it may pursue without affecting any of such rights and remedies under this Guaranty.  If, in the exercise of any of its rights and remedies, Agent shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any member of the Company Group, whether because of any applicable Laws pertaining to “election of remedies” or the like, the Guarantor, to the fullest extent permitted by Law, hereby consents to such action by Agent and waives any claim based upon such action, even if such action by Agent shall result in a full or partial loss of any rights of subrogation which the Guarantor might otherwise have had but for such action by Agent.  Any election of remedies which results in the denial or impairment of the right of Agent to seek a deficiency judgment against any member of the Company Group shall not impair the Guarantor’s obligation to pay the full amount of the Guaranteed Obligations.  In the event Agent shall bid at any foreclosure or trustee’s sale or at any private sale permitted by Law or the Transaction Agreements, Agent may bid all or less than the amount of the Guaranteed Obligations.

2.10         Contribution; Subrogation.  At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Guaranty.  At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate

Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor.  A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment pursuant to the preceding sentences; provided that no Guarantor may take any action to enforce such right until the Guaranteed Obligations have been irrevocably paid in full in cash, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Section 2.10 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guaranty.  As used in this Section 2.10:  (i) each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the “Adjusted Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair salable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty) on such date.  All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 2.10, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until all of the Guaranteed Obligations have been irrevocably paid in full in cash.  Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution.  In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the determination of the Purchasers.

3.                                      COVENANTS.

3.1           Financial Statements and Other Information.  So long as no Note is outstanding and any shares of Underlying Common Stock remain outstanding, at any time that the Guarantor is not required to file reports with the SEC pursuant to the terms of the Exchange Act, the Guarantor shall deliver to each holder of shares of Underlying Common Stock the information set forth in Section 4D of the Purchase Agreement.

3.2           Limitations on Business Activities.  So long as any Note remains outstanding, the Guarantor will not hold any assets, become subject to any known Liabilities, engage in any trade or business or conduct any business activity other than (i) substantially as conducted by it as of the Closing Date, (ii) the ownership of Equity Securities of the Company, (iii) the Incurrence of Indebtedness as a guarantor of the Notes, or other transactions permitted in connection with the performance of its obligations under the Transaction Agreements or the Acquisition Agreement,

(iv) such activities as are necessary or desirable with respect to the Guarantor’s status as a reporting company pursuant to the Exchange Act and (v) such other activities and obligations as are in the Ordinary Course of Business on the date hereof or incidental to the activities and obligations described in clauses (i) through (iv) above.

3.3           Restrictive Covenants.  So long as any Notes remain outstanding, the Guarantor will not take any of the following actions without the prior authorization and approval of the Majority Noteholders:

(i)            [Reserved]

(ii)           directly or indirectly declare or pay any dividends or interest or make any distributions upon, or redeem, repurchase or otherwise acquire, any Junior Securities of any member of the Company Group, except for:  (1) deferred purchase price payments to SAS in accordance with the Acquisition Agreement, (2) distributions or redemptions paid by a Wholly-Owned Subsidiary of the Guarantor to the Guarantor or another Wholly-Owned Subsidiary of the Guarantor, (3) redemptions of the Notes, Warrants or Underlying Common Stock in accordance with the Transaction Agreements, (4) dividends paid by the Guarantor to holders of series A preferred stock of the Guarantor at a rate not to exceed 5% per annum, (5) distributions by the Company to the Guarantor to enable the Guarantor to pay the dividends referred to in clause (4) of this paragraph and miscellaneous expenses in an aggregate amount that, together with the aggregate amount of all payments described in clause (4), does not exceed $250,000 during any Fiscal Year, (6) dividends with respect to the capital stock of any member of the Company Group payable solely in additional shares of capital stock of the same type and (7) redemptions or repurchases of Equity Securities of Guarantor which do not require any member of the Company Group to transfer any consideration (whether cash or otherwise) other than nominal consideration in connection with such redemption or repurchase, or which are effected through a cashless exercise, in each case made pursuant to and in accordance with stock option plans or other benefit plans approved by the Board of Directors for management or employees of the Company Group upon the termination of employment of a director, officer or employee of the Company Group, so long as, in each case described in clause (4) and (5) above, both before and after giving effect to such payment, no Event of Default or Potential Event of Default is in existence; provided that, with respect to redemptions or repurchases of Equity Securities of the Guarantor made pursuant to clause (7) above, any amounts paid by any member of the Company Group in connection with such redemptions or repurchases shall be deemed to have been paid from the proceeds of Indebtedness Incurred by the Company in order to finance such redemptions or repurchases for purposes of Section 4F(i) of the Purchase Agreement;

(iii)          make any Guarantee for the benefit of any Person (including any guaranty by the Company or any of its Subsidiaries of any Indebtedness of the Guarantor), except for (1) reasonable advances by members of the Company Group to employees of the Company Group in the Ordinary Course of Business and (2) any Guarantee of the Notes or any Indebtedness of another member of the Company Group (other than the Guarantor) incurred in compliance with Section 4F(i) of the Purchase Agreement;

(iv)          merge, amalgamate or consolidate with any Person (other than (1) to the extent permitted under Section 3.3(v) below, so long as the rights, obligations and responsibilities of the Guarantor or applicable Subsidiary continue in the newly-formed entity, (2) in a merger, amalgamation or consolidation involving only Wholly-Owned Subsidiaries of the Guarantor or (3) in a merger, amalgamation or consolidation in which the rights, obligations and responsibilities of the Guarantor or applicable Subsidiary continue in the newly-formed entity);

(v)           acquire or enter into an agreement to acquire, or permit any Subsidiary to acquire or enter into an agreement to acquire, any interest in any company or business (whether by a purchase of assets, purchase of stock, merger, amalgamation, consolidation or otherwise) or enter into any joint venture, in each case involving an aggregate consideration (including the assumption of Liabilities) exceeding $4.0 million in the aggregate during any Fiscal Year (including in the calculation of the amount of any acquisitions for the purpose of this Section 3.3(v), the amount of any acquisitions made by the Company in accordance with Section 4B(v) of the Purchase Agreement during such Fiscal Year);

(vi)          become subject to (including by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict (1) the right of any member of the Company Group to make loans or advances or pay interest to, transfer property to, or repay any amounts owed to any other member of the Company Group or any Purchaser or (2) the ability of any member of the Company Group to perform the material provisions of this Agreement or any of the other Transaction Agreements (including provisions relating to the redemption of the Notes and repayment of the principal amount and interest on the Notes); provided that the foregoing shall not apply to (A) restrictions and conditions imposed by Law, the Transaction Agreements or the Acquisition Agreement, (B) customary restrictions and conditions contained in agreements relating to the sale or disposition of a Subsidiary pending such sale or disposition, provided such restrictions and conditions apply only to the Subsidiary that is to be sold or disposed and such sale or disposition is permitted hereunder, (C) restrictions or conditions imposed by the lender(s) under any agreement governing any Senior Debt and (D) customary provisions in leases and other contracts restricting the assignment thereof;

(vii)         effect a recapitalization or reorganization in any form of transaction into a limited liability company, a partnership or any other non-corporate entity, or otherwise become, an entity that is treated as a partnership for federal income tax purposes; or

(viii)        grant or permit any Lien on any of its assets, other than Permitted Liens.

4.                                      FURTHER ASSURANCES.

The Guarantor agrees, upon the written request of Agent or the Majority Noteholders, to execute and deliver to Agent or the Majority Noteholders, from time to time, any additional instruments or documents reasonably considered necessary by Agent or the Majority Noteholders to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.

5.                                      PAYMENTS FREE AND CLEAR OF TAXES.

All payments required to be made by the Guarantor hereunder shall be made to Agent and the other Obligees free and clear of, and without deduction for, any and all present and future Taxes (excluding capital Taxes and Taxes imposed on or measured by the net income of the holder of a Note by the jurisdictions under the Laws of which such holder is organized or carries on business or any political subdivisions thereof).  If the Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, (a) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5) Agent and other Obligees, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (b) the Guarantor shall make such deductions, and (c) the Guarantor shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable Law.  The Guarantor shall indemnify and, within ten (10) days of demand therefor, pay Agent and each other Obligee for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 5) paid by Agent or such Obligee, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

6.                                      OTHER TERMS.

6.1           Entire Agreement.  This Guaranty, together with the other Transaction Agreements, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a guaranty of the Company’s obligations under the Transaction Agreements and/or the Guaranteed Obligations.

6.2           Headings.  The headings in this Guaranty are for convenience of reference only and are not part of the substance of this Guaranty.

6.3           Severability.  Whenever possible, each provision of this Guaranty shall be interpreted in such a manner to be effective and valid under applicable Law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

6.4           Notices.  Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Guaranty, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be addressed to the party to be notified as follows:

(a)           If to Agent, at:

c/o ABRY Partners, LLC
111 Huntington Avenue
30th Floor
Boston, MA  02199
Attention: John Hunt
Facsimile No:  617-859-8797

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP
Citigroup Center
153 East 53rd Street
New York, NY  10022-4611
Attention:  John Kuehn, Esq.
Facsimile No.: 212-446-6460

(b)           If to any Obligee, at the address of such Obligee specified in the Purchase Agreement or any other Transaction Agreement to which it is a party.

(c)           If to the Guarantor, at:

2340 Garden Road

Suite 207

Monterey, CA 93940

Attention:  David Strucke

Facsimile:  301-961-6790

or at such other address as may be substituted by notice given as herein provided.  The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.  Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been given when delivered personally to the recipient or when sent by facsimile followed by delivery by reputable overnight courier service (charges prepaid), one day after being sent to the recipient by reputable overnight courier service (charges prepaid) or five days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid.  Any notice, demand, request, consent, approval, declaration or other communication hereunder may be given by any other means (including telecopy or electronic mail), but shall not be deemed to have been duly given unless and until it is actually received by the intended recipient.

6.5           Successors and Assigns.  Except as otherwise expressly provided herein, all covenants and agreements contained in this Guaranty by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.  In addition, and whether or not any express assignment has been made, the provisions of this Guaranty which are for any Obligee’s benefit as a purchaser or holder of Notes are also for the benefit of, and enforceable by, any subsequent holder of such Notes, and such subsequent holder shall be deemed an “Obligee” hereunder in all respects.  The Guarantor may not assign its rights or obligations under, or assign, sell, hypothecate or otherwise transfer any interest in, this Guaranty without the prior written consent of the Majority Noteholders.  No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the rights of Agent and other Obligees hereunder.

6.6           Consent to Amendments.  Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Guaranty shall be effective against the Guarantor or any Obligee unless such modification, amendment or waiver is approved in writing by the Guarantor and the Agent.  Notwithstanding the foregoing, without the consent of any other Person, the Agent may amend this Guaranty to change the addresses for notice to any Person at such Person’s request.

6.7           No Waiver; Cumulative Remedies.  Neither Agent nor any Obligee shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent and then only to the extent therein set forth.  A waiver by Agent, for itself and the ratable benefit of Obligees, of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion.  No failure to exercise nor any delay in exercising on the part of Agent or any Obligee, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by Law.  None of the terms or provisions of this Guaranty may be waived, altered, modified, supplemented or amended except by an instrument in writing, duly executed by Agent and the Guarantor.

6.8           Termination.  This Guaranty is a continuing guaranty and shall remain in full force and effect until the Termination Date.  Upon payment and performance in full of the Guaranteed Obligations, Agent shall deliver to the Guarantor such documents as the Guarantor may reasonably request to evidence such termination.

6.9           Counterparts.  This Guaranty may be executed in any number of counterparts, each of which shall collectively and separately constitute one and the same agreement.

6.10         GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE OTHER TRANSACTION AGREEMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE COMMONWEALTH OF MASSACHUSETTS.  IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE COMMONWEALTH OF MASSACHUSETTS SHALL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS GUARANTY (AND ALL ANNEXES, SCHEDULES AND EXHIBITS HERETO), EVEN THOUGH UNDER THAT JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

6.11         JURISDICTION AND VENUE.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO WITH RESPECT TO THIS GUARANTY SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN BOSTON, MASSACHUSETTS, USA.  BY EXECUTING AND DELIVERING THIS GUARANTY, THE GUARANTOR AND EACH OBLIGEE ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY.  THE GUARANTOR AND EACH OBLIGEE HEREBY WAIVES ANY CLAIM THAT BOSTON, MASSACHUSETTS IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE.

6.12         WAIVER OF JURY TRIAL.

THE GUARANTOR AND EACH OBLIGEE HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY in any litigation in any court with respect to, in connection with, or arising out of this Guaranty or the validity, protection, interpretation, collection or enforcement hereof.  THE GUARANTOR AGREES THAT THIS SECTION 6.12 IS A SPECIFIC AND MATERIAL ASPECT OF THIS GUARANTY AND ACKNOWLEDGES THAT EACH OBLIGEE WOULD NOT HAVE ENTERED INTO THE TRANSACTION AGREEMENTS OR MADE AN INVESTMENT THEREUNDER IF THIS SECTION 6.12 WERE NOT PART OF THIS GUARANTY AND THE OTHER TRANSACTION AGREEMENTS.

6.13         JUDGMENT CURRENCY.

(a)           If, for the purpose of obtaining or enforcing judgment against the Guarantor in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this section referred to as the “Judgment Currency”) an amount due under this Guaranty in any currency (the “Obligation Currency”) other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the business day immediately preceding (a) the date of actual payment of the amount due, in the case of any proceeding in the courts of the Province of Ontario or in the courts of any other jurisdiction that will give effect to such conversion being made on such date, or (b) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this section being hereinafter in this section referred to as the “Judgment Conversion Date”).

(b)           If, in the case of any proceeding in the court of any jurisdiction referred to in the preceding paragraph, there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt of the amount due in immediately available funds, the Guarantor shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.  Any amount due from the Guarantor under this section shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Guaranty.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Guaranty as of the date first above written.

NAVTECH, INC.

By:
Name:
Title:

I-14

ABRY MEZZANINE PARTNERS, L.P., as Agent

By ABRY Mezzanine Investors, L.P.,
Its general partner
By:	ABRY Mezzanine Holdings LLC,
Its general partner

By:
Name:
Title:

I-15